Exhibit 21



                         THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
                                        AND SUBSIDIARIES
                                State of Incorporation: Maryland
                              Date of Incorporation: May 29, 1925
                                   Name Change: July 30, 1958

The stock of all subsidiaries is 100% owned or controlled by the parent company except as denoted below and in the case of a few subsidiaries where nominal qualifying shares are held in the names of subsidiary officers and/or directors in trust. No share of any subsidiary's stock are subject to options.

                                                                  State of
                                                                Incorporation

COMMON PARENT
-------------
THE GREAT ATLANTIC & PACIFIC TEA COMPANY,  INC.                    Maryland
SUBSIDIARIES
------------
A & P WINE & SPIRITS, INC.                                        Massachusetts
ANP PROPERTIES  I CORP.                                           Delaware
ANP SALES CORP.                                                   Maryland
BIG STAR, INC.  (F/K/A SUPERSAVER, INC.)                          Georgia
COMPASS FOODS, INC.                                               Delaware
DLCH ACQUISITION CORPORATION                                      Delaware
FAMILY CENTER, INC.                                               Delaware
FELICITY HISTORICAL DEVELOPMENT CORPORATION                       Louisiana
FOOD BASICS, INC                                                  Delaware
FUTURESTORE FOOD MARKETS, INC.                                    Delaware
GERARD AVENUE, INC.                                               New York
HAMILTON PROPERTY I, INC.                                         Delaware
HOPELAWN PROPERTY I, INC.                                         Delaware
KWIK SAVE INC.                                                    Pennsylvania
LIMITED FOODS, INC.                                               Delaware
LO-LO DISCOUNT STORES, INC.                                       Texas
MONTVALE HOLDINGS, INC.                                           New Jersey
NORTH JERSEY PROPERTIES, INC. I                                   Delaware
NORTH JERSEY PROPERTIES, INC. II                                  Delaware
NORTH JERSEY PROPERTIES, INC. IV                                  Delaware
NORTH JERSEY PROPERTIES, INC. V                                   Delaware
NORTH JERSEY PROPERTIES, INC. VI                                  Delaware
RICHMOND TWICE INC.                                               Delaware
SOUTHERN ACQUISITION CORPORATION                                  Delaware
SOUTHERN DEVELOPMENT, INC. OF DELAWARE                            Delaware
SUPER FRESH FOOD MARKETS OF MARYLAND, INC.                        Maryland
SUPER FRESH FOOD MARKETS OF VIRGINIA, INC.                        Delaware
SUPER FRESH FOOD MARKETS, INC.                                    Delaware
SUPER FRESH / SAV - A - CENTER, INC.                              Delaware
SUPER MARKET SERVICE CORP.                                        Pennsylvania
SUPER PLUS FOOD WAREHOUSE, INC.                                   Delaware
SUPERMARKET DISTRIBUTION SERVICE - FLORENCE, INC.                 New Jersey
SUPERMARKET DISTRIBUTION SERVICE CORP.                            New Jersey
SUPERMARKET DISTRIBUTION SERVICES, INC.                           Delaware
SUPERMARKET SYSTEMS, INC.                                         Delaware
TEA DEVELOPMENT CO., INC.                                         Delaware
THE GREAT ATLANTIC & PACIFIC TEA CO. OF VERMONT, INC.             Vermont
THE SOUTH DAKOTA GREAT ATLANTIC & PACIFIC TEA CO., INC.           South Dakota
TRANSCO SERVICE - MILWAUKEE, INC.                                 New Jersey
W.S.L. CORPORATION  (F/K/A A & P TEA CO., INC. (NEW JERSEY))      New Jersey
2008 BROADWAY, INC.                                               New York
BORMAN'S,  INC. (DBA FARMER JACK)                                 Delaware
     BEV  LTD.                                                    Delaware
     DETROIT PURE MILK COMPANY                                    Michigan
     FARMER JACK PHARMACIES, INC.                                 Michigan
     FARMER JACK'S OF OHIO, INC.                                  Ohio
     SEG STORES, INC.                                             Delaware
     WESLEY'S QUAKER MAID, INC.                                   Michigan
KOHL'S FOOD STORES, INC. (Closed)                                 Wisconsin
SHOPWELL, INC. (DBA FOOD EMPORIUM)                                Delaware
     1046 YONKERS AVE. CORP.                                      New York
     111 NORTH AVE. REALTY CORP.                                  New York
     CLAY-PARK REALTY CO., INC.                                   New York
     DAITCH CRYSTAL DAIRIES, INC.                                 New York
     DELAWARE COUNTY DAIRIES, INC.                                New York
     FOUR ONE LEASING CORP.                                       New York
     GRAMATAN FOODTOWN CORP.                                      New York
     SHOPWELL, INC.   (ORG IN CONN)                               Connecticut
     SHOPWELL,  INC.  (ORG IN MASS)                               Massachusetts
     SHOPWELL, INC.   (NEW JERSEY)                                New Jersey
     THE FOOD EMPORIUM, INC.                                      New York
     THE FOOD EMPORIUM, INC.   (CONN)                             Connecticut
     THE FOOD EMPORIUM, INC.   (DELAWARE)                         Delaware
     THE FOOD EMPORIUM, INC.   (NJ)                               New Jersey
     THE WINE EMPORIUM, INC.                                      Connecticut
     TRADEWELL FOODS OF CONNECTICUT, INC.                         Connecticut
APW SUPERMARKET CORPORATION                                       Delaware
     APW SUPERMARKETS, INC.                                       New York
     WALDBAUM, INC. (DBA WALDBAUM, INC. AND FOOD MART)            New York
               AMBOY ROAD DEVELOPMENT CORP.                       New York
               APW PRODUCE COMPANY, INC.
                   (F/K/A GEORGE TIEFER, INC.)                    New York
               BARMAT CONSTRUCTION CORP.                          New York
               HEMPSTEAD MARKETPLACE, INC.                        New York
               LAKE GROVE REALTY CORP.                            New York
               LBRO REALTY, INC.                                  New York
               LONG BEACH PLAZA CORP.                             New York
               McLEAN AVENUE PLAZA CORP.                          New York
               SPRING LANE PRODUCE CORP.                          New York
               WALDBAUM-COLLEGE POINT CENTER, INC.                New York

ST. PANCRAS TOO, LIMITED                                          Bermuda
THE GREAT ATLANTIC AND PACIFIC TEA COMPANY, LIMITED (NRO)         Canada
THE GREAT ATLANTIC & PACIFIC COMPANY, LIMITED                     Canada
    d/b/a/ A&P and New Dominion
    A&P DRUG MART LIMITED                                         Ontario
    A&P PROPERTIES LIMITED                                        Ontario
    3399486 CANADA INC.                                           Canada
    G.A. LOVE FOODS INC.                                          Ontario
    LOVE'S YORK PROPERTIES INC.
        1282891 ONTARIO INC.
        3328155 CANADA INC.
    NEW DOMINION STORES (1986), INC.
        3467210 CANADA INC.
        3499031 CANADA INC.
        3557588 CANADA INC.
        3714683 CANADA INC.
        3864715 CANADA INC.                                       Ontario